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                                                               EXHIBIT (11)(C)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 33 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of EV Traditional Tax-Managed Growth Fund of our report dated November 29, 1996 relating to such Fund, and of our report dated November 29, 1996, relating to Tax-Managed Growth Portfolio, which reports are included in the Annual Report to Shareholders for the year ended October 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.
    We also consent to the reference to our Firm under the heading "The Funds" Financial Highlights'' in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.


                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

January 27, 1997
Boston, Massachusetts